SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement               [_] Confidential, for Use of the
[X] Definitive Proxy Statement                    Commission Only (as
[_] Definitive Additional Materials               permitted by Rule 14a-6(e)(2))
[_] Soliciting Material Under Rule 14a-12

                              REPLIGEN CORPORATION
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[_]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                 NOT APPLICABLE

     (2)  Aggregate number of securities to which transactions applies:

                                 NOT APPLICABLE

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                 NOT APPLICABLE

     (4)  Proposed maximum aggregate value of transaction:

                                 NOT APPLICABLE

     (5)  Total fee paid:

                                 NOT APPLICABLE

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                 NOT APPLICABLE

     (2)  Form, Schedule or Registration Statement No.:

                                 NOT APPLICABLE

     (3)  Filing Party:

                                 NOT APPLICABLE

     (4)  Date Filed:

                                 NOT APPLICABLE

                              Repligen Corporation
                                117 Fourth Avenue
                                Needham, MA 02494
                                 (781-449-9560)

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------


To the Stockholders:

     The Annual Meeting of Stockholders of Repligen Corporation, a Delaware Corporation ("Repligen") will be held on Thursday, September 13, 2001, 10:00 a.m. local time, at the offices of Repligen, 117 Fourth Avenue, Needham, Massachusetts for the following purposes:

1.   To elect a Board of Directors for the ensuing year;

2. To ratify the selection of Arthur Andersen LLP as the independent auditors of Repligen for the fiscal year ending March 31, 2002;

3.   To adopt the 2001 Repligen Corporation Stock Option Plan; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on July 17, 2001, the record date fixed by the Board of Directors for such purpose.


                                        By Order of the Board of Directors

                                        /s/ Daniel P. Witt

                                        Daniel P. Witt, Secretary

Needham, Massachusetts
July 19, 2001


--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD.
--------------------------------------------------------------------------------

                              REPLIGEN CORPORATION
                                117 FOURTH AVENUE
                               NEEDHAM, MA 02494

                            -------------------------

                                 PROXY STATEMENT

                                  July 19, 2001


     Proxies in the form included with this proxy statement are solicited by the Board of Directors (the "Board") of Repligen Corporation, a Delaware corporation ("Repligen"), for use at the Annual Meeting of Stockholders of Repligen to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, September 13, 2001, 10:00 a.m. local time, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"), at Repligen's principal executive offices at 117 Fourth Avenue, Needham, Massachusetts 02494. Only stockholders of record as of July 17, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, 26,633,950 shares of common stock, $.01 par value (the "Common Stock"), of Repligen were issued and outstanding.

     Repligen's Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 2001, is being provided together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first provided to stockholders on or about August 2, 2001.

     The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the internet in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by: (1) filing with the Secretary of Repligen, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Repligen or by telephone or internet, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or via the internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, 117 Fourth Avenue, Needham, Massachusetts 02494, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

     Each of the persons named as attorneys in the proxies is a director and/or officer of Repligen. All properly-executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading "Voting Procedures." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee's name on the space provided on the proxy card, checking the box next to the name of such individual if voting by proxy via the internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name of such individual. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors and will consider and vote upon a proposal to approve of and adopt the 2001 Repligen Corporation Stock Option Plan, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                                VOTING PROCEDURES

     The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The five nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected Directors for a one-year term. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote by marking the "WITHHOLD" box on the proxy for such nominee will not be counted toward such nominee's achievement of plurality.

     Other Matters. For all other matters being submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     EquiServe will serve as the Inspector of Elections and will count all votes and ballots.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of the dates indicated in the footnotes below, the name of each person who, to Repligen's knowledge based upon representations and/or publicly-available filings, beneficially owned more than 5% of the shares of Common Stock of Repligen outstanding as of the date indicated in each respective footnote, the number of shares beneficially owned by each of these persons, and the percentage of the outstanding shares of the Company beneficially owned by each of these persons.

Name and Address of                                         Amount and Nature of     Percent of
 Beneficial Owner                                          Beneficial Ownership(1)    Class(2)
 ----------------                                          -----------------------    --------
Lindsay A. Rosenwald, M.D. (3)..........................          4,595,200             17.2%
c/o Paramount Capital Asset Management, Inc.
787 Seventh Avenue
New York, NY 10019

BVF Inc. (4)............................................          1,888,600              7.1%
227 West Monroe Street
Suite 4800
Chicago, IL 60606

Deutsche Bank AG (5)....................................          1,357,000              5.1%
Taunusanlage 12
D-60325, Frankfurt am Main
Federal Republic of Germany

----------
(1) Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares issuable pursuant to options or warrants held by the named person that may be exercised within 60 days of the dates indicated below.

(2) Percentages of ownership are based upon the number of shares of Common Stock issued and outstanding as of the dates indicated in the respective footnotes. Shares of Common Stock that may be acquired pursuant to options or warrants that are exercisable within 60 days of such date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the percentage ownership of any other person.

(3) According to a Form 4 filed on July 9, 2001, Paramount Capital Asset Management, Inc. ("PCAM") is the managing member of each of Aries Select I, LLC ("Aries I") and Aries Select II, LLC ("Aries II"), each a Delaware limited liability company, and also serves as the investment manager of Aries Select, Ltd., a Cayman Island exempted company ("Aries Limited" together with Aries I and Aries II, the "Aries Funds"). Dr. Lindsay Rosenwald is the chairman and sole stockholder of PCAM. As a result, each of Dr. Rosenwald and PCAM may be deemed to have voting and investment control over the securities of Repligen Corporation owned by the Aries Funds under Rule 16a-(a)(i) of the Securities Exchange Act of 1934. Each of Dr. Rosenwald and PCAM disclaim beneficial ownership of the securities held by the Aries Funds, except to the extent of their pecuniary interest therein, if any. As of June 30, 2001 securities beneficially owned by Dr. Rosenwald consist of the following:

     a)   3,139,695 shares of Common Stock owned by Aries Limited,

     b)   1,243,145 shares of Common Stock owned by Aries I,

     c)   179,110 shares of Common Stock owned by Aries II, and

     d) 33,250 shares of Common Stock which may be acquired upon the exercise of presently exercisable warrants owned directly by Dr. Rosenwald.

(3) According to a Schedule 13G filed on May 11, 2001, Biotechnology Value Fund, L.P. ("BVF") shares voting and dispositive power over the shares of the Common Stock it beneficially owns with BVF Partners L.P. ("Partners"). Biotechnology Value Fund II, L.P. ("BVF2") also shares voting and dispositive power over the shares of the Common Stock it beneficially owns with Partners. BVF Investments, L.L.C. ("Investments") also shares voting and dispositive power over the shares of the Common Stock it beneficially owns with Partners. Partners and BVF Inc. share voting and dispositive power over the shares of the Common Stock they beneficially own with, in addition to BVF, BVF2 and Investments, certain managed accounts on whose behalf Partners, as investment manager, purchased such shares. None of the managed accounts individually owns more than 5% of the Common Stock of Repligen. As of May 3, 2001, securities beneficially owned by BVF Inc. consist of the following:

     a)   550,900 shares of Common Stock owned by BVF,

     b)   307,179 shares of Common Stock owned by BVF2,

     c)   946,221 shares of Common Stock owned by Investments, and

     d)   84,300 shares of Common Stock owned by certain managed accounts.

(4) According to a Schedule 13G/A (Amendment No. 1) filed on February 8, 2001, DWS Investment GmbH ("DWS Investment"), a subsidiary of Deutsche Bank AG ("DBAG") and Deutsche Fonds Holding GmbH ("DWS Group") also a subsidiary of DBAG, acquired 1,357,000 shares of Common Stock of Repligen. DWS Investment, DBAG and DWS Group share voting and dispositive power with respect to all of the shares.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board has fixed the number of directors at five. Directors of the Company are elected annually to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

     Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

     The nominees for director are Walter C. Herlihy, Ph.D., Robert J. Hennessey, G. William Miller, Alexander Rich, M.D. and Paul Schimmel, Ph.D. All five nominees are currently directors of Repligen.

     The Board unanimously recommends a vote FOR each of the nominees for election as directors.

                 Occupations Of Directors And Executive Officers

     Repligen's executive officers are appointed by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Repligen. The directors and executive officers of Repligen are as follows:

        Name                       Age             Positions
        ----                       ---             ---------
Walter C. Herlihy, Ph.D. (3).....   49   President, Chief Executive Officer, Treasurer and
                                         Director

James R. Rusche, Ph.D............   47   Vice President, Research and Development

Daniel P. Witt, Ph.D.............   53   Vice President, Business Development and Secretary

Robert J. Hennessey (2)..........   59   Director

G. William Miller (1)(2)(3)......   76   Director

Alexander Rich, M.D (2)..........   76   Director

Paul Schimmel, Ph.D. (1)(3)......   60   Director

----------
(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

(3)  Member of the Executive Committee

                            Biographical Information

     Walter C. Herlihy, Ph.D. joined Repligen in March 1996 as President, Chief Executive Officer and Director in connection with Repligen's merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Dr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Dr. Herlihy holds an A.B. degree in chemistry from Cornell University and a Ph.D. in chemistry from MIT.

     James R. Rusche, Ph.D. joined Repligen in March 1996 as Vice President, Research and Development in connection with Repligen's merger with Glycan Pharmaceuticals, Inc. From July 1994 to March 1996, Dr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as Vice President, Discovery Research. Dr. Rusche holds a B.S. degree in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

     Daniel P. Witt, Ph.D. joined Repligen in March 1996 as Vice President, Business Development in connection with Repligen's merger with Glycan Pharmaceuticals, Inc. From October 1993 to March 1996, Dr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Dr. Witt holds a B.A. degree in chemistry from Gettysburg College and a Ph.D. in biochemistry from the University of Vermont.

     Robert J. Hennessey has served as a director of Repligen since July 1998. Mr. Hennessey has served as Chairman of the Board and Chief Executive Officer of Genome Therapeutics Corp., a biotechnology company, since March 1993. From 1990 to 1993, Mr. Hennessey served as the President of Hennessey & Associates Ltd., a strategic consulting firm to biotechnology and healthcare companies. Prior to 1990, Mr. Hennessey held a variety of management positions at Merck, SmithKline, Abbott and Sterling Drug. Mr. Hennessey is also a director of PenWest Pharmaceuticals, a pharmaceutical company.

     G. William Miller has served as a Director of Repligen since January 1982. Mr. Miller is the Chairman of the Board of G. William Miller & Co., Inc., a private merchant-banking firm. He has served in that capacity for over five years. From January 1990 until February 1992, Mr. Miller was Chairman and Chief Executive Officer of Federated Stores, Inc., an owner and operator of retail department stores, supermarkets and real estate interests. Mr. Miller is a former Chairman of the Board of Governors of the Federal Reserve System and served as Secretary of the Treasury under President Carter. Mr. Miller is a director of the Simon Property Group, Inc., a real estate investment trust, and GS Industries, Inc., a producer of steel and related products.

     Alexander Rich, M.D., Co-Founder and Co-Chairman of the Board of Directors of Repligen, has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome and a foreign member of the French Academy of Sciences, Paris. Dr. Rich has been a Director of Repligen since March 1981. Dr. Rich is a director of Alkermes, Inc., a biotechnology company

     Paul Schimmel, Ph.D., Co-Founder and Co-Chairman of the Board of Directors of Repligen, has been on the faculty of the Skaggs Institute of Chemical Biology at Scripps Research Institute since 1997. He is well known for his work in biophysical chemistry and molecular biology. His field of specialty is the mechanism of action of proteins and the manner in which they act upon the nucleic acids in the cell. This work involves broad applications of recombinant DNA technology. He is a member of the National Academy of Sciences, received the 1978 ACS/Pfizer award for excellence in enzyme research, and is co-author of a widely read textbook on biophysical chemistry. He also previously served as the Chairman, Director of Biological Chemistry, American Chemical Society. Dr. Schimmel has been a Director of Repligen since March 1981. Dr. Schimmel is a director of Alkermes, Inc. and Cubist Pharmaceuticals, Inc., both biotechnology companies.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lindsey A. Rosenwald, M.D. is the chairman and sole stockholder of Paramount Capital, Inc. ("Paramount"). As a result of his relationship with PCAM, the Aries Funds and Paramount, Dr. Rosenwald may be deemed to have voting and investment control over approximately 17% of Repligen's outstanding Common Stock as of June 30, 2001.

     On March 9, 2000, Repligen sold an aggregate of 2,598,927 shares of Common Stock to investors at $8.625 per share for an aggregate consideration of $22.4 million in a private placement pursuant to a stock purchase agreement by and among the investors and us. Paramount acted as the finder for the transaction and we paid Paramount approximately $1.57 million for its services plus Paramount's related transactional expenses, and issued to Paramount a warrant to purchase up to 129,946 shares of our Common Stock at $9.49 per share. We engaged Paramount to act as our finder for that transaction pursuant to a finder's agreement and we terminated the financial advisory agreement (described in the paragraph immediately below) with Paramount for an additional payment by Repligen to Paramount of $200,000 in cash. Repligen registered the 129,946 shares of Common Stock issuable upon exercise of the warrant and the Securities and Exchange Commission declared such resale registration statement effective on May 10, 2000.

     Pursuant to a Financial Advisory Agreement dated as of July 15, 1999 by and between Repligen and Paramount, we engaged Paramount as a non-exclusive financial adviser for an initial period of twelve months from the date thereof. In exchange and as consideration for Paramount's financial services, we paid to Paramount $100,000 in cash and issued to Paramount (and its designees) warrants to purchase an aggregate of 100,000 shares of

Common Stock (the "Warrants"). Each Warrant is exercisable at $2.75 per share at any time prior to July 15, 2004. Pursuant thereto, we issued the Warrants to such designees in a private placement transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D, Rule 506 of the Securities Act of 1933. There were no underwriters involved in such private placement transaction. Repligen registered the shares of Common Stock underlying the Warrants and the Securities and Exchange Commission declared such resale registration statement effective on March 10, 2000.

     No family relationship exists among the officers and directors of Repligen.

         INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met four times during the fiscal year ended March 31, 2001. During the fiscal year ended March 31, 2001, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served.

     The Board has a standing Audit Committee, Compensation Committee and Executive Committee. The Audit Committee, currently consisting of Mr. Miller, Mr. Hennessey and Dr. Rich, is responsible for determining the adequacy of Repligen's internal accounting and financial controls. The Audit Committee met twice with management and Repligen's independent public accountants to review matters pertaining to the 2001 fiscal year audit. No member of the Audit Committee is a member of Repligen's management. The Compensation Committee, currently consisting of Dr. Schimmel and Mr. Miller, is responsible for reviewing matters pertaining to the compensation of Repligen's officers and the granting of stock options (other than stock options which are automatically granted to certain members of the Board pursuant to Repligen's stock option plan). See "Compensation of Directors" and "Compensation Committee Report to Shareholders." The Compensation Committee met once during the fiscal year ended March 31, 2001. No member of the Compensation Committee is a member of Repligen's management. The Executive Committee, currently consisting of Mr. Miller, Dr. Schimmel and Dr. Herlihy (an employee of Repligen), is authorized to exercise certain powers of the Board not specifically reserved to the Board by Repligen's By-Laws or the General Corporation Law of the State of Delaware. The Board does not have a standing nominating committee.

               STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of June 30, 2001 with respect to beneficial ownership of shares of Repligen's Common Stock by all executive officers and directors named in the Summary Compensation Table set forth below under "Summary of Executive Compensation" individually, and by all executive officers and directors of Repligen as a group.

                                                       Amount and Nature of
Beneficial Owner                                      Beneficial Ownership (1)    Percent of Class (2)
----------------                                      ------------------------    --------------------
Walter C. Herlihy Ph.D. (3).......................            603,668                     2.2%

James R. Rusche Ph.D. (4).........................            222,168                      *

Daniel P. Witt, Ph.D. (5).........................            187,168                      *

Robert J. Hennessey (6)...........................             34,000                      *

G. William Miller (7).............................            119,000                      *

Alexander Rich, M.D. (8)..........................            450,700                     1.7%

Paul Schimmel, Ph.D. (9)..........................            654,682                     2.5%

All executive officers and directors as group
(7 persons) (10)..................................          2,271,386                     8.3%

----------
*    Less than one percent

(1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares issuable pursuant to options held by the named person that may be exercised within 60 days of June 30, 2001.

(2) Percentages of ownership are based upon 26,633,950 shares of Common Stock issued and outstanding as of June 30, 2001. Shares of Common Stock that may be acquired pursuant to options that are exercisable within

     60 days of June 30, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(3) Includes 450,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(4) Includes 112,500 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(5) Includes 97,500 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(6) Includes 34,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(7) Includes 49,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(8) Includes 60,000 shares held by Dr. Rich's spouse. Includes 20,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(9) Includes 20,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

(10) Includes 783,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2001.

                        SUMMARY OF EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The table below shows compensation information with respect to services rendered to Repligen in all capacities during the fiscal years ended March 31, 2001, 2000 and 1999 for the Chief Executive Officer and each of Repligen's other most highly compensated executive officers who earned more than $100,000 in salary and bonus in fiscal 2001 and were serving as executive officers as of March 31, 2001 (collectively, the "Named Executive Officers").

                                                                                      Long-Term
                                                        Annual Compensation (1)    Compensation(2)
                                              Fiscal    -----------------------   Shares Underlying
Name and Principal Position                    Year      Salary         Bonus        Options (#)
---------------------------                   ------     ------        -------       -----------
Walter C. Herlihy..........................    2001     $220,000       $40,000          50,000
President and Chief Executive Officer          2000      190,000        50,000            --
                                               1999      180,000        25,000         400,000

James R. Rusche............................    2001     $150,000       $25,000          25,000
Vice President, Research and Development       2000      136,000        20,000          25,000
                                               1999      128,000        15,000          30,000

Daniel P. Witt.............................    2001     $142,000       $10,000            --
Vice President, Business Development           2000      136,000        10,000          25,000
                                               1999      128,000        15,000          10,000

----------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits was less than the lower of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Represents stock options granted during the fiscal years ended March 31, 2001, 2000 or 1999. Repligen did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended March 31, 2001, 2000 or 1999.

Option Grants in Last Fiscal Year

The following table shows information regarding stock options granted to the Named Executive Officers during the fiscal year ending March 31, 2001.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                  Potential
                                                                                              Realizable Value at
                                                                                                 Assumed Annual
                                 Number of        Percent of                                  Rates of Stock Price
                                Securities     Total Options                                    Appreciation For
                                Underlying       Granted to     Exercise     Expiration          Option Term (1)
                                 Options        Employees in    Price        Expiration      ----------------------
Name                           Granted (#)      Fiscal Year     ($/Share)        Date           5%            10%
----                           -----------      -----------     ---------    ---------       --------      --------
Walter Herlihy (2)............    50,000            19%           $8.56       4/7/2010       $269,246      $682,321
James R. Rusche (2)...........    25,000            15%           $8.56       4/7/2010       $134,623      $341,160
Daniel P. Witt................      --               --             --           --             --            --

----------
(1) These amounts represent hypothetical gains that could be achieved from the exercise of respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised immediately prior to the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised, and the date on which the underlying shares of Common Stock are sold. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Repligen's estimate or projection of the future Common Stock price.

(2) The option holder may exercise the option to purchase 20% of these shares of Common Stock on April 7, 2001 and an additional 20% per year on the next four anniversaries thereof.

Option Exercises and Fiscal Year-End Values

The following table provides information regarding stock option exercises by the Named Executive Officers and the number and value of the Named Executive Officers' unexercised options at March 31, 2001.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

                                                               Number of Securities
                                                              Underlying Unexercised          Value of Unexercised In-the-
                             Shares                                  Options                          Money Options
                            Acquired                          at Fiscal Year-End (2)             at Fiscal Year-End (3)
                                on           Value         -----------------------------      -----------------------------
Name                      Exercise (1)    Realized ($)     Exercisable     Unexercisable      Exercisable     Unexercisable
----                      ------------    ------------     -----------     -------------      -----------     -------------
Walter C. Herlihy.......      --              --             450,000          150,000          $671,950         $146,900

James R. Rusche.........      --              --             112,500           47,500           159,303           12,893

Daniel P. Witt..........      --              --              97,500           17,500           137,268            5,548

(1) None of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 2001.

(2) Represents the aggregate number of stock options held as of March 31, 2001 which can and cannot be exercised pursuant to the terms and provisions of the applicable stock option agreements and the 1992 Repligen Corporation Stock Option Plan (the "Plan").

(3) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options. The fair market value of in-the-money options was calculated on the basis of the closing price per share for Common Stock on the Nasdaq National Market of $2.875 on March 31, 2001. Of the 875,000 options outstanding and held by the Named Executive Officers, 800,000 of these options were in-the-money as of March 31, 2001.

                            Compensation of Directors

     Drs. Schimmel and Rich, the Co-Chairmen of the Board of Directors, are compensated pursuant to consulting agreements described below and receive no separate compensation for attendance at meetings or otherwise as directors.

     Under the terms of the 1992 Plan, as amended, each non-employee director is granted an option to purchase 10,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant, determined in accordance with the terms of the Plan (the "Board Options"). These Board Options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Additionally, each newly-elected, non-employee director who joins the Board is entitled to receive a Board Option to purchase 24,000 shares of Common Stock on the date he or she joins the Board. These initial Board Options vest equally over a three-year period from the date of grant. Board Options have a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. No director is entitled to receive Board Options covering more than an aggregate of 100,000 shares.

     Mr. Hennessey and Mr. Miller receive $1,000 plus expenses for each board meeting attended.

     Repligen paid Drs. Schimmel and Rich $49,200 and $43,200, respectively, during the fiscal year ended March 31, 2001 pursuant to consulting agreements, which have similar terms. These agreements are automatically extended for successive one-year terms unless terminated by either party to the agreement at least 90 days prior to the next anniversary date. Dr. Schimmel's agreement continues until September 30, 2001 and Dr. Rich's agreement continues until October 31, 2001. Drs. Schimmel and Rich have advised Repligen that they have no present intention of terminating their agreements.

Executive Employment Agreements

     On March 14, 1996, Repligen entered into a letter of agreement with Drs. Herlihy, Rusche, and Witt in connection with Repligen's acquisition and merger with Glycan Pharmaceuticals, Inc. (the "Herlihy Agreement," the "Rusche Agreement," and the "Witt Agreement," respectively). Under the terms of the Herlihy Agreement, Dr. Herlihy is entitled to a minimum salary of $160,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Herlihy is eligible for participation in all of Repligen's welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Pursuant to the Herlihy Agreement, Repligen granted Dr. Herlihy a stock option to purchase 100,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Herlihy Agreement. Dr. Herlihy's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Herlihy would be entitled to continue receiving his salary for a period of eight months or until he finds other employment, whichever occurs first.

     Under the terms of the Rusche Agreement, Dr. Rusche is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Rusche is eligible for participation in all of Repligen's welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Pursuant to the Rusche Agreement, Repligen granted Dr. Rusche a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Rusche Agreement. Dr. Rusche's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Rusche would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

     Under the terms of the Witt Agreement, Dr. Witt is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Witt is eligible for participation in all of Repligen's welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Pursuant to the Witt Agreement, Repligen granted Dr. Witt a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Witt Agreement. Dr. Witt's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Witt would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

Deductibility of Employee Compensation Expense

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Repligen cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Dr. Schimmel and Mr. Miller. No member of the Compensation Committee is a current or former employee of Repligen. There are no Compensation Committee interlocks between Repligen and any other entities involving any of the executive officers or directors of such entities.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return (change in stock price plus reinvested dividends) on Repligen's Common Stock with the cumulative total return for the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Composite Index") and the Nasdaq Pharmaceutical Stock Index (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Repligen's Common Stock.

                                          NASDAQ
                  RGEN Closing        Pharmaceutical          NASDAQ Stock
     YEAR         Stock Price          Stock Index        Market Index (U.S.)
     ----         -----------          -----------        -------------------
     1996             100                  100                    100
     1997             138                   91                    111
     1998             112                  109                    168
     1999             288                  138                    228
     2000             905                  291                    423
     2001             270                  219                    169

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL.]

         ---------------------------------------------------------
                                            Nasdaq
                                        Pharmaceutical
          Date            Nasdaq US         Stocks        Repligen
         ---------------------------------------------------------
          1996               100              100           100
          1997               111               91           138
          1998               168              109           112
          1999               228              138           288
          2000               423              291           905
          2001               169              219           270

Assumes $100 invested on March 31, 1996 in each of Repligen Corporation's Common Stock, the securities comprising the Nasdaq Composite Index and the securities comprising the Nasdaq Pharmaceutical Index.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The Compensation Committee, which meets on a periodic basis, is comprised of two non-employee members of the Board of Directors. The Compensation Committee formulates and administers Repligen's compensation policies for the President and Chief Executive Officer and all vice presidents of Repligen. The Compensation Committee is also responsible for determining to whom and under what terms stock options should be granted (other than options which are automatically granted to members of the Board of Directors) under the Plan.

Compensation Philosophy

     In designing its compensation programs, Repligen takes into account a number of considerations, some relevant to companies in general and some relevant primarily to biotechnology and other research and development intensive companies. The ultimate goal of Repligen's compensation program is to motivate each employee to enhance stockholder value, to provide a fair reward for this effort, and to stimulate each employee's professional and personal growth. In addition, Repligen's compensation program attempts to achieve the following:

     o Provide compensation which is consistent with Repligen's annual and long-term objectives and achievements;

     o Promotion and reward of individual initiative, effort and accomplishment; and

     o Establishment of a competitive total compensation package that enables Repligen to attract and retain qualified and motivated personnel.

Performance Criteria

     Since Repligen is still in the process of developing its proprietary products and because of the highly volatile nature of biotechnology stocks in general, it is not appropriate to use the traditional performance standards, such as profit levels and stock performance, to measure the success of Repligen and an individual's contribution to that success.

     Accordingly, the compensation of executive officers is based, for the most part, on the achievement of certain goals by Repligen as a whole and the individual (and his or her business unit) concerned. The Compensation Committee therefore examines three specific areas in formulating the compensation packages of its three most senior executives. Criteria and specific goals within each category are as follows:

     Company Performance:

     o The extent to which key research, clinical, product manufacturing, product sales and financial objectives of Repligen have been met during the preceding fiscal year;

     o    The development, acquisition and licensing of key technology; and

     o The achievement by Repligen of certain milestones, whether specified in agreements with third party collaborators or determined internally.

     Executive Performance:

     o An executive's involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of Repligen;

     o The participation by an executive in the relationship between Repligen and the investment community;

     o The involvement of an executive in personnel recruitment, retention and morale; and

     o The responsibility of the executive in working within budgets, controlling costs and other aspects of expense management.

     Other Factors:

     o The necessity of being competitive with companies in the pharmaceutical and biotechnology industries, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

Mix of Compensation

     Repligen's executive compensation has four principal components:

     o    base salary;

     o    annual cash bonuses;

     o    incentive and/or non-qualified stock options; and

     o    miscellaneous benefits.

     In each case, the Compensation Committee regularly compares the individual elements comprising Repligen's executives' mix of compensation to that of a similar group of other biotechnology companies.

     The comparison group is based on a multi-tiered classification of representative companies within the biotechnology industry according to numerous characteristics, including but not limited to company size, the number of proprietary products, stage of development of Repligen's products and total revenues. The tiered classification of biotechnology companies is reviewed annually and, if appropriate, revised as members of such tiers change from year to year.

     After completing a review of the comparison group's compensation policies, the Compensation Committee determines competitive compensation levels for each executive position.

     Levels of base salary are reviewed on an annual basis by the Compensation Committee. Base salary may be altered in line with changes in compensation amongst the companies included in the Compensation Committee's comparison group and further adjusted if the Compensation Committee determines that an executive's contribution to Repligen has increased or decreased.

     Annual cash bonuses are voted in April and calculated as a percentage of an executive's base salary as determined by both the bonus schedule that is established at the beginning of each fiscal year and by the various criteria set forth above. Stock options are also awarded from time to time based upon the same criteria and are intended both to retain and reward the executive and to provide further incentive for him or her to continue contributing to the long-term success of Repligen.

Respectfully submitted by the Compensation Committee,

G. William Miller
Paul Schimmel, Ph.D.

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Repligen specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee for the last fiscal year consisted of Dr. Rich, Committee Chairman, and Mr. Hennessey and Mr. Miller. Each of the current members of the Audit Committee is independent (as defined in the NASDAQ's listing standards). That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to Repligen that may interfere with his independence from Repligen and its management.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

     The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2001 audited by Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has discussed with Arthur Andersen LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Arthur Andersen LLP such auditor's independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending March 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dr. Alex Rich, Chairman
Robert Hennessey
G. William Miller

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Repligen specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Audit Fees

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of Repligen's annual financial statements for the fiscal year ended March 31, 2001 and for the review of the financial statements included in Repligen's Forms 10-Q for the fiscal year ended March 31, 2001 were $39,200.00.

     Financial Information Systems Design and Implementation Fees

     The aggregate fees billed by Arthur Andersen LLP for financial information systems design and implementation professional services for the fiscal year ended March 31, 2001 were $0.00.

     All Other Fees

     The aggregate fees billed by Arthur Andersen LLP for services other than those described above for the fiscal year ended March 31, 2001 were $18,000.00.

     Repligen's Audit Committee has determined that the provision of the services provided by Arthur Andersen as set forth herein are compatible with maintaining Arthur Andersen's independence.

         PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected the firm of Arthur Andersen LLP, certified public accountants, upon recommendation of the Audit Committee of the Board, as independent auditors for Repligen to examine and report on its financial statements for the 2002 fiscal year, which appointment is being submitted to the stockholders for ratification at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Common Stock of Repligen present at the Annual Meeting, in person or by proxy. Submission of the appointment of the auditors to the stockholders for ratification will not limit the authority of the Board to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

     The Board recommends a vote FOR the ratification of Arthur Andersen LLP as independent auditors.

    PROPOSAL 3 - APPROVAL OF THE 2001 REPLIGEN CORPORATION STOCK OPTION PLAN

     The 1992 Repligen Corporation Stock Plan (the "1992 Plan") will terminate, by its terms, on April 17, 2002. No option can be granted under the 1992 Plan after the termination of the 1992 Plan. As a result, the Company's Board of Directors adopted the 2001 Repligen Corporation Stock Option Plan (the "2001 Plan") in July 2001, subject to the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. The 2001 Plan authorizes the granting of stock options issuable for up to 3,249,619 shares of Common Stock to employees, individuals performing services for the Company or a subsidiary as independent contractors and directors of the Company or a subsidiary.

     We believe that our future success depends upon the quality and continuity of our staff, and that compensation programs have been important in attracting and retaining individuals of superior ability and in motivating their efforts on our behalf and our business interests. In addition, we believe that our future success is also dependent on the quality and continuity of our Board of Directors and desire to increase the proprietary interest of the members of the Board of Directors in the Company.

     We believe that we have designed the 2001 Plan to act, to the extent reasonably possible, as an extension of the 1992 Plan, which will terminate by its terms on April 17, 2002.

     As of June 30, 2001, 3,249,619 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options and upon the future grant and subsequent exercise of stock options under the 1992 Plan. If the stockholders do not approve the 2001 Plan, we will not be able to grant stock options after April 17, 2002. If the stockholders approve the 2001 Plan, the Board of Directors intends to cease granting options under and terminate the 1992 Plan as of September 14, 2001. Currently, 1,585,778 shares are reserved for issuance upon the exercise of stock options granted pursuant to the 1992 Plan. The 2001 Plan authorizes the issuance of 1,585,778 shares upon the grant and subsequent exercise of future stock options under the 2001 Plan. To the extent that stock options previously granted under the 1992 Plan expire or terminate for any reason without having been exercised after the termination of the 1992 Plan, then stock options exercisable for that same number of shares of Common Stock, up to a maximum of 1,663,841 shares, may be granted pursuant to the 2001 Plan. Under the 2001 Plan, the maximum number of shares of Common Stock which may be issued upon the exercise of stock options is 3,249,619.

     The following table sets forth information regarding options which would have been granted to each of Repligen's named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees other than executive officers as a group, had the proposed 2001 Plan been in effect during the fiscal year ended March 31, 2001.

                                                                 Number of
Name and Position                                          Stock Options Granted
-----------------                                          ---------------------
Walter C. Herlihy ........................................         50,000
President and Chief Executive Officer

James R. Rusche...........................................         25,000
Vice President, Research and Development

Daniel P. Witt............................................           --
Vice President, Business Development

Executive Group (3 persons)...............................         75,000

Non-Executive Director Group (4 persons)..................         40,000

Non-Executive Officer Employee Group (32 persons).........        143,000

     The 2001 Plan may not be amended to increase the maximum number of shares which may be granted under the Plan (except under the anti-dilution provisions contained therein) or to change the class of persons to whom options may be granted without the affirmative vote of holders of Repligen's Common Stock.

     The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting is required to approve the 2001 Plan. The last reported sale price of Repligen's Common Stock (symbol RGEN) on the Nasdaq National Market on July 11, 2001 was $2.96 per share. The proceeds received by us upon the exercise of the stock options granted under the 2001 Plan will be used for general corporate purposes.

Summary of the 2001 Plan

     The full text of the 2001 Plan is set forth in Appendix B to this Proxy Statement. The following summary of the provisions of the 2001 Plan is qualified in its entirety by reference to the text of the 2001 Plan.

Types of Options Authorized by the 2001 Plan

     The 2001 Plan permits the Company to grant both incentive stock options ("Incentive Stock Options" or "ISOs") within the meaning of Section 422 of the Code, and other options which do not qualify as Incentive Stock Options (the "Non-Qualified Options"). Non-Qualified Options will be granted in the sole discretion of the committee referred to below and certain other options (the "Board Options") are granted to eligible non-employee members of the Board of Directors in accordance with the 2001 Plan.

     The aggregate number of shares of Common Stock reserved for issuance under the 2001 Plan is 3,249,619. Currently, 1,585,778 shares are reserved for issuance upon the exercise of stock options granted pursuant to the 1992 Plan. The 2001 Plan authorizes the issuance of 1,585,778 shares upon the grant and subsequent exercise of future stock options under the 2001 Plan. To the extent that stock options previously granted under the 1992 Plan expire or terminate for any reason without having been exercised after the termination of the 1992 Plan, then stock options exercisable for that same number of shares of Common Stock, up to a maximum of 1,663,841 shares, may be granted pursuant to the 2001 Plan. Under the 2001 Plan, the maximum number of shares of Common Stock which may be issued upon the exercise of stock options is 3,249,619.

Administration

     To the extent that any issue arising under the 2001 Plan relates to Incentive Stock Options and Non-Qualified Options, the members of a committee (the "Committee") composed of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code) administers the 2001 Plan. The members of the Committee are eligible to receive Board Options which are not discretionary in nature. To the extent that any issue arising under the 2001 Plan relates to the granting of Board Options, Repligen has designed the 2001 Plan to operate automatically and without the need for administration; however, to the extent that such administration is necessary the Committee will provide it.

Eligibility

     Incentive Stock Options. Repligen grants Incentive Stock Options only to employees of the Company or its subsidiaries.

     Non-Qualified Options. Repligen grants Non-Qualified Options under the 2001 Plan to directors and officers of the Company and full or part-time employees employed on a salaried or commission basis by the Company or its subsidiaries, as well as any individual performing services for the Company or any subsidiary as an independent contractor.

     Board Options. Repligen grants Board Options only to members of the Board of Directors of the Company, who are not employees of either the Company or its subsidiaries.

Grants Under the 2001 Plan

     Incentive Stock Options and Non-Qualified Options. Subject to the terms of the 2001 Plan, the Committee has full authority to determine the individuals to whom, and the time or times at which, Incentive Stock Options and Non-Qualified Options are granted.

     Board Options. Each eligible director of the Company is entitled to receive an option to purchase 10,000 shares of Common Stock and each person who becomes a non-employee member of the Board of Directors shall receive at the time such person first becomes a member of the Board of Directors an option to purchase 24,000 shares of Common Stock. The Plan provides for an overall limitation that no member of the Board of Directors shall receive Board Options for in excess of 100,000 shares of Common Stock.

Option Prices

     Incentive Stock Options. The purchase price of Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. For purposes of the Plan, "fair market value" is equal to the NASDAQ National Market closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the date of the grant of an option, or such other amount as shall be determined from time to time by the Committee pursuant to criteria which it may deem to be appropriate.

     Non-Qualified Options. The purchase price of Common Stock under Non-Qualified Options shall be as determined in the sole discretion of the Committee, although in no case shall the price per share be less than the par value per share of Common Stock.

     Board Options. The purchase price of the Common Stock under each Board Option shall be equal to the average NASDAQ National Market System closing price per share of Common Stock for the thirty (30) trading days immediately preceding the date of the grant of such Board Option.

Term

     If not presently exercised, all options granted under the 2001 Plan will expire no later than ten years after the date of grant thereof.

Adjustments

     The 2001 Plan provides for adjustments in the number of shares reserved and in option prices in the event of a stock dividend or stock split and for other equitable adjustments in the event of recapitalization, merger or similar occurrences.

Federal Income Tax Consequences

     Incentive Stock Options. The following general rules are applicable under current federal income tax law to ISOs under the 2001 Plan:

     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

     2. If shares acquired upon exercise of an ISO are not disposed of within
(i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

     5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

     6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 26% or 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     Non-Qualified Options and Board Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options and Board Options granted under the 2001 Plan:

     1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option or a Board Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

     2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option or a Board Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

     3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

     4. The Company generally should be entitled to a federal income tax deduction when compensation income is recognized by the optionee.

     5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

     The Board of Directors recommends a vote FOR the approval of the proposal to adopt the 2001 Repligen Corporation Stock Option Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPILANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Repligen's directors, executive officers, and holders of more than ten percent of Repligen's Common Stock (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulation to furnish Repligen with copies of all
Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2001, Repligen believes that all required persons complied with all Section 16(a) filing requirements with respect to the fiscal year ended March 31, 2001.

                             STOCKHOLDERS' PROPOSALS

     The deadline for submission of proposals by stockholders pursuant to Rule 14a-8 issued under the Exchange Act, which are intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of Repligen, is March 20, 2002. The deadline for submission of proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of Repligen (which are not otherwise submitted for inclusion in the proxy statement in accordance with the preceding sentence) is June 23, 2002. In submitting such proposals, stockholders must comply with the requirements set forth in Rule 14a-4(c) (2)(i)-(iii) under the Exchange Act and the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested or other means, including electronic means, that permit them to prove date of delivery.

                                 OTHER BUSINESS

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     Even if you plan to attend the Meeting in person, please sign, date and return the enclosed Proxy promptly. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                            EXPENSES AND SOLICITATION

     The cost of solicitation will be borne by Repligen, and in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen may, if appropriate, retain an independent proxy solicitation firm to assist Repligen in soliciting proxies. If Repligen does retain a proxy solicitation firm, Repligen would pay such firm's customary fees and expenses expected to be approximately $10,000 plus expenses.

                                                                      APPENDIX A


                              REPLIGEN CORPORATION

                             Audit Committee Charter

A.   PURPOSE AND SCOPE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls.

B.   COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

Independent Accounting Firm

4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

Financial Reporting Processes

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

Compliance

10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

Reporting

Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      APPENDIX B


                   2001 REPLIGEN CORPORATION STOCK OPTION PLAN


     1. Purpose of the Plan; Compliance with Rule 16b-3.

     (a) The 2001 Repligen Corporation Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Repligen Corporation, a Delaware corporation (the "Company") by, qualified employees, outside directors and consultants of the Company and its subsidiaries. It is intended that certain options granted thereunder will qualify as incentive stock options (the "Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and that other options granted thereunder will not qualify as Incentive Stock Options. Of such latter options, certain options will be granted in the sole discretion of the Committee referred to in Section 4 hereof (the "Committee") and certain other options (the "Board Options") will be granted to non-employee members of the Board of Directors of the Company (the "Board of Directors") in accordance with the provisions of Section 5 hereof.

     (b) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions thereunder are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and (in the case of Incentive Stock Options and Non-Qualified Options) deemed advisable by the Committee.

     2. Common Stock Subject to the Plan.

     (a) The aggregate number of shares of the Company's Common Stock, par value $0.01 per share, that may be issued pursuant to the Plan is 1,585,778 shares. To the extent that options previously granted under the 1992 Repligen Corporation Stock Option Plan, as amended (collectively, the "Prior Plan") expire or terminate for any reason without having been exercised after the termination of the Prior Plan, then options exercisable for that same number of shares of Common Stock, up to a maximum of 1,663,841 shares, may be granted pursuant to the Plan. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for issuance pursuant to the provisions of the Plan. Subject to the provisions of Section 15(c), the maximum number of shares of Common Stock which may be issued in accordance with the provisions of this
Section 2(a) shall be 3,249,619.

     (b) The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares.

     3. Administration.

     The Plan shall be administered by the Committee; provided, that with respect to the Board Options, the price, amount and timing of such options shall be solely as set forth in Section 5 below.

     4. The Committee; Issuance of Incentive Stock Options and Non-Qualified Options.

     (a) The Committee shall at all times be constituted to permit transactions thereunder to comply with Rule 16b-3 under the 1934 Act, or any successor to such Rule, and will consist of two or more "outside directors" (as defined in the applicable regulations promulgated under Section 162(m) of the Code). The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members (or both of its members, if there are only two) shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members, or, if there are only two members, by unanimous vote. Any decision or determination reduced to writing and signed by a majority (or if there are only two, both) of the members shall be fully as effective as if it had been made by a majority (or unanimous, as the case may be) vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Incentive Stock Options and Non-Qualified Options shall be granted, the number of shares to be subject to each such option, the duration of each such option, the option price and method of payment and the times or time within which (during the term of the option) all or portions of each such option may be exercised. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan to prescribe, amend and rescind rules and regulations relating thereto, to determine the terms and provisions of the respective stock option agreements in accordance with Section 9 hereof and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this
Section 4(b) shall be conclusive. The Committee shall not have any discretionary authority with respect to the award or terms and conditions of the Board Options.

     5. Issuance of Board Options.

     Subject to the limitations set forth in this Section 5, (i) each non-employee director of the Company, for so long as such person remains a non-employee director of the Company, shall be entitled to receive an annual option to purchase 10,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary and (ii) each person who becomes a member of the Board of Directors who is not employed by the Company after the effective date of the Plan shall receive, at the time such person first becomes a member of the Board of Directors, an option to purchase 24,000 shares of Common Stock, vesting equally over a three-year period from the date of grant. Notwithstanding anything to the contrary contained herein, no person shall be entitled to receive Board Options pursuant to the Plan covering more than an aggregate 100,000 shares. Those options granted to non-employee directors pursuant to this
Section 5 are referred to herein as "Board Options."

     6. Eligibility.

     (a) Incentive Stock Options may be granted only to employees of the Company or a subsidiary.

     (b) Non-Qualified Options may be granted only to (i) officers (who may also be directors) and full or part-time employees employed on a salaried or commission basis by the Company or its subsidiaries, (ii) members of the Board of Directors of the Company who are not included within the group of individuals referenced in the foregoing clause, and (iii) any individual performing services for the Company or any subsidiary as an independent contractor pursuant to a written or oral agreement with the Company or a subsidiary.

     (c) Board Options may be granted only to members of the Board of Directors of the Company who are not employees of either the Company or its subsidiaries.

     (d) For purposes of the Plan, the term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

     7. Option Prices.

     (a) The purchase price of the Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. For purposes hereof, fair market value shall be equal to the NASDAQ National Market closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the day as of which an Incentive Stock Option is granted, or such other amounts (which may be different amounts as between the various types of options) as shall be determined from time to time in good faith by the Committee pursuant to such criteria as it may determine to be appropriate.

     (b) The purchase price of the Common Stock under each Non-Qualified Option shall not be less than the par value of the Common Stock.

     (c) The purchase price of the Common Stock under each Board Option shall be equal to the average NASDAQ National Market System closing price (or the average closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the thirty (30) trading days immediately preceding the date of the grant of such Board Option.

     (d) Incentive Stock Options and Non-Qualified Options may be exercised, in the discretion of the Committee, by payment of the option price in full (i) in cash, (ii) by surrender of shares of the capital stock of the Company having a fair market value equal to the option price on the date of exercise, or (iii) any combination of the foregoing. Board Options may be exercised by payment of the option price in full by means of any of the three methods of payment specified in the preceding sentence.

     (e) The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its treasury, and used for its corporate purposes as the Board of Directors shall determine.

     (f) Notwithstanding any provision herein to the contrary, no Incentive Stock Option shall be granted to any individual whose ownership of Common Stock of the Company or one of its subsidiaries exceeds the limitations set forth in
Section 422(b)(6) of the Code unless such option price is at least 110% of the fair market value of the stock at the time of the granting of the option.

     8. Option Amounts.

     (a) The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 7(a) hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

     (b) No optionee may be granted Incentive Stock Options or Non-Qualified Stock Options to acquire, in the aggregate more than 1,500,000 shares of Common Stock under the Plan during any fiscal year of the Company.

     9. Form of Options.

     Incentive Stock Options, Non-Qualified Options and Board Options shall be in such form conforming to applicable legal requirements as shall be approved from time to time by the Committee. The form of any such options may vary among optionees.

     10. Term of Options; Exercise of Options.

     (a) The term of each option shall be not more than ten (10) years from the date of granting thereof, provided that no Incentive Stock Option shall be granted to any individual whose ownership of Common Stock of the Company or its subsidiaries exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his or her option does not exceed a period of five (5) years from the date of the grant, or such shorter period as is prescribed in Section 10 hereof.

     (b) Within the limits specified in Section 10(a) hereof, Incentive Stock Options and Non-Qualified Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 11 and 12 hereof, no such option granted to an employee of the Company or a subsidiary may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option.

     (c) Notwithstanding any provision to the contrary contained herein, upon the removal or resignation from the Board of Directors of a holder of a Board Option, such holder may exercise such Board Option within three (3) months of such holder's resignation or removal (but in any case not after ten (10) years from the date of the granting of the option) to the same extent that such holder was entitled to exercise it as of the date of such resignation or removal.

     (d) The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of such holder's option.

     (e) With respect to persons subject to Section 16 under the 1934 Act, options granted thereunder must be held by the optionee for at least six (6) months from the date of grant to the date of disposition of the option (other than by exercise) or the Common Stock underlying such option.

     11. Termination of Employment.

     (a) Any employee of the Company or a subsidiary who has been issued an option thereunder must exercise the option prior to such employee's termination of employment, except that if an employee terminates their employment voluntarily, such employee shall be permitted to exercise any such option then held by them at any time within three (3) months after such termination (but in any case not after ten (10) years from the date of the granting thereof) to the same extent that such employee was entitled to exercise it at the date of such termination of employment.

     (b) If the holder of an Incentive Stock Option or a Non-Qualified Option terminates employment on account of disability such holder may exercise such option to the extent such holder was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of such holder's employment (but in any case not after ten (10) years from the date of the granting thereof). For this purpose a person shall be deemed to be disabled if such holder is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that such holder is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 12 months. A person shall be considered disabled only if such holder furnishes such proof of disability as the Committee may require.

     (c) If the holder of an Incentive Stock Option or Non-Qualified Option issued thereunder retires on or after the attainment of age sixty-five (65), such options may be exercised as determined by the Committee but in no event more than ten (10) years after the date of granting thereof.

     (d) If the employment of the holder of an Incentive Stock Option or Non-Qualified Option is terminated for "cause," all such options not yet exercised shall be exercisable within seven (7) days of such termination, and shall thereafter cease to be of any further force or effect. For purposes of the foregoing, "cause" shall have the meaning set forth from time to time in the employee handbook generally distributed by the Company to its employees.

     (e) Incentive Stock Option and Non-Qualified Options granted under the Plan shall not be affected by any change of employment so long as the holder thereof continues to be an employee of the Company or a subsidiary of the Company. The option agreements relating to Incentive Stock Options and Non-Qualified Options may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any Incentive Stock Option or Non-Qualified Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or a subsidiary of the Company or interfere in any way with the right of the Company or a subsidiary of the Company to terminate such individual's employment at any time.

     12. Death of Holder of Option.

     In the event of the death of an individual to whom an Incentive Stock Option or Non-Qualified Option has been granted under the Plan, while such individual is employed by the Company (or a subsidiary of the Company) or within three (3) months after the termination of such individual's employment (or one
(1) year in the case of the termination of employment of an option holder who is disabled as above provided), the Incentive Stock Option or Non-Qualified Option heretofore granted to such individual may be exercised, to the extent that such individual was entitled to exercise it at the date of such death, by a legatee or legatees of the option holder under such individual's last will, or by his personal representatives or distributees, at any time within a period of two (2) years after such individual's death (but in any case not after ten (10) years from the date of granting thereof), and only if and to the extent that such individual was entitled to exercise the option at the date of such individual's death.

     13. Non-Transferability of Options.

     Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by such holder.

     14. Successive Option Grants.

     Successive option grants may be made to any holder of options under the Plan.

     15. Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

     (a) In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a separation, reorganization or liquidation of the Company, each holder of an outstanding option issued in accordance herewith shall be entitled to receive upon exercise and payment in accordance with the option's terms the same shares, securities or property as such holder would have been entitled to receive upon the occurrence of such event if such holder had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under such holder's option, or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, in lieu of the foregoing the Committee may upon written notice to each holder of an outstanding Incentive Stock Option or Non-Qualified Option provide that such option (but not a Board Option) shall terminate on a date not less than twenty (20) days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     (b) In the event the Company or a subsidiary of the Company enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

     (c) The number of shares of Common Stock for which options may be granted thereunder and any references to specific amounts of shares (including but not limited to those references set forth in Sections 5 and 8 hereof) shall be appropriately adjusted if the number of outstanding shares of Common Stock of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. The number of shares previously optioned thereunder and not theretofore delivered and the option price per share shall likewise be adjusted whenever the number of outstanding shares of Common Stock is increased or reduced by any such procedure.

     16. Amendment and Termination.

     (a) The Board of Directors may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval by a majority of the holders of Common Stock: (i) increase the maximum number of shares as to which options may be granted under the Plan (except under the anti-dilution provisions contained in Section 15 hereof); (ii) change the class of persons to whom options may be granted; (iii) withdraw the authority to administer the Plan (insofar as it relates to Incentive Stock Options and Non-Qualified Options) from the Committee; (iv) extend the duration of the Plan; (v) provide for any discretion to be vested in the Committee or any other entity with respect to the award of the Board Options; or (vi) materially increase the benefits accruing to persons subject to Section 16 of the 1934 Act. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

     (b) The provisions of this Plan relating to the Board Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder.

     17. Effectiveness of the Plan.

     The Plan shall become effective on September 14, 2001 subject, however, to its approval by the stockholders of the Company given at the annual meeting of stockholders on September 13, 2001.

     18. Withholding of Applicable Taxes.

     The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under this Plan after giving the person entitled to receive such shares notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. Alternatively, the Company shall have the right to reduce the number of shares otherwise required to be delivered upon exercise of an option granted thereunder by an amount which would have a fair value on the date of such exercise equal to all taxes required to be withheld by the Company with respect to such exercise. In connection with such withholding, the Company may make any such arrangements as are consistent with this Plan as it may deem appropriate.

     19. Time of Granting of Options.

     (a) A grant of an Incentive Stock Option or Non-Qualified Option under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option (but in no event prior to the adoption of the Plan by the Board of Directors); provided, that such option is evidenced by a written option agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

     (b) A grant of a Board Option shall be deemed to be made on the applicable dates provided in Section 5 hereof.

     20. Term of Plan.

     The Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors and no option shall be granted thereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Repligen Corporation

                                      PROXY

                              REPLIGEN CORPORATION

                                117 FOURTH AVENUE
                                NEEDHAM, MA 02494

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Walter C. Herlihy and Daniel P. Witt, and each of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Repligen Corporation to be held on the 13th day, September, 2001 at 10:00 a.m., local time, at the offices of the Corporation, 117 Fourth Avenue, Needham, Massachusetts 02494, and any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 19, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as they may be incidental to the meeting or any adjournments thereof.

----------------                                                 ---------------
  SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                             SIDE
----------------                                                 ---------------


----------------------------------             ---------------------------------
        VOTE BY TELEPHONE                              VOTE BY INTERNET
It's fast, convenient, and                     It's fast, convenient, and your
immediate!  Call Toll-Free on a                vote is immediately confirmed
Touch-Tone Phone                               and posted.
1-877-PRX-VOTE
(1-877-779-8683).
----------------------------------             ---------------------------------
Follow these four easy steps:                  Follow these four easy steps:
1. Read the accompanying Proxy                 1. Read the accompanying Proxy
Statement/Prospectus and Proxy                 Statement/Prospectus and Proxy
Card.                                          Card.

2. Call the toll-free number                   2. Go to the Website
1-877-PRX-VOTE (1-877-779-8683).               http://www.eproxyvote.com/rgen

3. Enter your 14-digit Voter                  3. Enter your 14-digit Voter
Control Number located on your                Control Number located on your
Proxy Card above your name.                   Proxy Card above your name.

4. Follow the recorded                        4. Follow the instructions
instructions.                                 provided.
----------------------------------         -------------------------------------

YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
Call 877-PRX-VOTE anytime!                 Go to http://www.eproxyvote.com/
                                           rgen anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

Please mark votes as in this example. / X /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEM 2 AND 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4 TO HAVE THE PROXIES VOTED UPON SUCH ADJORNMENTS THEREOF.

1. To elect five persons to the Board of Directors for the ensuing year.

Nominees: Robert J. Hennessey, Walter C. Herlihy, Ph.D., G. William Miller, Alexander Rich, M.D., Paul Schimmel, Ph.D

For               Withheld          For all nominees except as noted above
/   /             /   /             /   /

2. To ratify the selection of Arthur Andersen LLP as the independent auditors of Repligen for the fiscal year ending March 31, 2002.

For               Against           Abstain
/   /             /   /             /   /

3.  To adopt the 2001 Repligen Corporation Stock Option Plan.

For               Against           Abstain
/   /             /   /             /   /

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

/   /  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

(If signing as attorney, executor, trustee, or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)

Signature:        Date:             Signature:       Date:
          --------     --------               ------       --------